EXHIBIT 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 42 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated May 2, 2016 relating to the financial statements of Delaware Life Variable Account F. We also consent to the use in the Registration Statement of our report dated April 29, 2016 relating to the statutory basis financial statements of Delaware Life Insurance Company. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, CT

May 2, 2016